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                                                                     EXHIBIT 1.1

                                                               EXECUTION VERSION

                                  $175,000,000

                          NETWORK COMMUNICATIONS, INC.

                          10 3/4% SENIOR NOTES DUE 2013

                               PURCHASE AGREEMENT

                                                               November 22, 2005

CREDIT SUISSE FIRST BOSTON LLC,
TD SECURITIES (USA) LLC,
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

     1. Introductory. Network Communications, Inc., a Georgia corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "INITIAL PURCHASERS") U.S.$175,000,000 principal amount of its 10 3/4% Senior Notes due 2013 ("OFFERED SECURITIES") to be issued under an indenture dated as of November 30, 2005 (the "INDENTURE"), between the Company and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, dated as of the Closing Date (as defined below), among the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the "Commission") registering the resale of the Offered Securities under the Securities Act.

     The Company hereby agrees with the several Initial Purchasers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, agrees with, the several Initial Purchasers that:

          (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Initial Purchasers have been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "OFFERING DOCUMENT". The Offering Document does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Initial Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Georgia, with power and authority (corporate and other) to

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     own its properties and conduct its business as described in the Offering
     Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (as defined below).

          (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (d) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered by the Company and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

          (f) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except, in the case of clauses (ii) and
     (iii), any breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect

          (g) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general


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     applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

          (h) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (i) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

          (j) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would individually or in the aggregate have a Material Adverse Effect.

          (k) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (l) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (m) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.


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          (n) The financial statements included in the Offering Document present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (o) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (p) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

          (q) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (r) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). No registration under the Securities Act of the Offered Securities is required for the sale of the Offered Securities and such guarantees to the Initial Purchasers as contemplated hereby or for exempt resales assuming the accuracy of the Initial Purchaser's representations set forth in Section 4 hereof.

          (s) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.


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          (t) The entities listed on Schedule B hereto are the only
     subsidiaries, direct or indirect, of the Company.

          (u) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (v) On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (w) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company.

          (x) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

          (y) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to any Registration Statement.

          (z) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          (aa) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

          (bb) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company or any of its respective representatives (other than the Initial Purchasers, as to whom the Company make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have


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     been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (cc) None of the Company nor any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities.

          (dd) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (ee) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 95.941% of the principal amount thereof plus accrued interest from November 30, 2005 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Initial Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019 at 9:00 A.M. (New York time), on November 30, 2005, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

     4. Representations by Initial Purchasers; Resale by Initial Purchasers. (a) Each Initial Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser


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     severally agrees that, at or prior to confirmation of sale of the Offered
     Securities, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c) Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Company.

          (d) Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Initial Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom

     5. Certain Agreements of the Company. The Company agrees with the several Initial Purchasers that:

          (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's


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     consent. If, at any time prior to the completion of the resale of the
     Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Initial Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Company will furnish to the Initial Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchasers reasonably request. The Company will promptly furnish or cause to be furnished to the Initial Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

          (c) The Company will use reasonable best efforts to permit the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and to continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

          (d) During the period of three years hereafter, the Company will furnish to the Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report, notice or communication sent to securityholders or, if applicable, filed with foreign regulators or securities exchanges, and (ii) from time to time, such other information concerning the Company as CSFB may reasonably request.

          (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f) During the period of two years after Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation


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

     and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PORTAL (SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the reasonable cost of any advertising approved by the Company in connection with the issue of the Offered Securities (v) for any reasonable expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for reasonable expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Initial Purchasers. The Company will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Initial Purchasers and the Company's officers and employees and any other expenses of the Initial Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchasers.

          (i) In connection with the offering, until CSFB shall have notified the Company and the other Initial Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Initial Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
     Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

          (k) The Company will use reasonable best efforts to permit the Offered Securities admitted to trading in PORTAL.

     6. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of me representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Initial Purchasers shall have received a letter dated the date of this Agreement, from PricewaterhouseCoopers LLP in form and substance reasonably satisfactory to the Initial Purchasers and PricewaterhouseCoopers LLP concerning the financial information with respect to the Company set forth in the Offering Document

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Kirkland & Ellis LLP, counsel for the Company, reasonably acceptable to Cravath, Swaine & Moore LLP and the Initial Purchasers, substantially in the Form of Exhibit A attached hereto.

          (d) The Initial Purchasers shall have received an opinion, dated the Closing Date, of (i) Epstein Becker & Green, P.C., special Georgia counsel for the Company, substantially in the form of Exhibit B-l hereto and (ii) Susan Deese, Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit B-2 hereto.

          (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Initial Purchasers and the resales by the several Initial Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by Georgia law upon the opinion of Kilpatrick Stockton LLP referred to above.

          (f) (i) The Initial Purchasers shall have received a certificate dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

               (ii) The Initial Purchasers shall have received a certificate dated the Closing Date, of the Chief Financial Officer of the Company substantially in the form of Exhibit C hereto.

          (g) The Initial Purchasers shall have received a letter dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFB may in its sole discretion waive compliance with any conditions to the obligations of the Initial Purchasers hereunder, whether in respect of the Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Initial Purchaser, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Initial Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of such Initial Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document if the Company had previously furnished copies thereof to such Initial Purchaser.

          (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless each of the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information in the first sentence of paragraph three, the third sentence of paragraph eight and paragraphs ten, eleven and twelve of the Offering Document, in each case, under the caption "Plan of Distribution"; provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection
     (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of legal counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such
     proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts, fees and commissions received by the Initial Purchasers from the Company under this Agreement The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and The Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Initial Purchasers pursuant to Section 7 shall remain in effect If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv),
(vi), (vii) or (viii) of Section 6(b), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Network Communications, Inc., 2305 Newpoint Parkway, Lawrenceville, G.A. 30043, Attention: Susan Deese; provided, however, that any notice to an Initial Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Representation of Initial Purchasers. You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you by CSFB will be binding upon all the Initial Purchasers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

          (a) The Initial Purchasers have been retained solely to act as initial purchasers in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Initial Purchasers has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Initial Purchasers have advised or are advising the Company on other matters;

          (b) The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Initial Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

          (c) It has been advised that the Initial Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Initial Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

          (d) It waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

     15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                                        Very truly yours,

                                        NETWORK COMMUNICATIONS, INC.


                                        By /s/ Gerard Parker
                                           -------------------------------------
                                        Name: Gerard Parker
                                        Title: Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
TD SECURITIES (USA) LLC

By: CREDIT SUISSE FIRST BOSTON LLC


By /s/ Robert Kobre
   ----------------------------------
Name: Robert Kobre
Title: Managing Director

                                   SCHEDULE A

                                        PRINCIPAL AMOUNT OF
         INITIAL PURCHASER              OFFERED SECURITIES
         -----------------              -------------------
Credit Suisse First Boston LLC.......       $140,000,000
TID Securities (USA) LLC..............        35,000,000
                                            ------------
   TOTAL.............................       $175,000,000
                                            ============

                                   SCHEDULE B

                           SUBSIDIARIES OF THE COMPANY

Network Publications Canada, Inc.

NCID,LLC

NCID (Austin) LLC

NCID (Seattle), LLC

NCID (Vegas), LLC

NCID (West Palm), LLC

                                    EXHIBIT A

                              FORM OF K&E OPINION

                                                        K&E DRAFT DATED 11/23/05

                                November 30, 2005

CREDIT SUISSE FIRST BOSTON LLC,
TD SECURITIES (USA) LLC,
c/o Credit Suisse First Boston LLC
   Eleven Madison Avenue,
   New York, N.Y. 10010-3629

Ladies and Gentlemen:

We have acted as special legal counsel to Network Communications, Inc., a Georgia corporation (the "Company"). This letter is being delivered in response to the requirement in Section 6(c) of the Purchase Agreement, dated November 22, 2005 (the "Purchase Agreement"), among Credit Suisse First Boston LLC and TD Securities (USA) LLC, (the "Initial Purchasers") and the Company relating to the sale by the Company of $175,000,000 in aggregate principal amount of the Company's Senior Notes due 2013 (the "Securities") to be issued under the Indenture dated as of November 30, 2005 (the "Indenture") between the Company and Wells Fargo Bank, N.A., as trustee (the "Trustee").

     The Purchase Agreement, the Indenture, the Registration Rights Agreement (as defined below) and the Securities are collectively referred to herein as the "Transaction Documents." The Senior Notes due 2013 contemplated by the Registration Rights Agreement to be offered to holders of Securities in exchange for the Securities are referred to herein as the "Exchange Securities." The offer to exchange the Securities for the Exchange Securities as contemplated by the Registration Rights Agreement is referred to herein as the "Exchange Offer." The agreements listed on Schedule A hereto are collectively referred to herein as the "Specified Contracts" which term does not include any agreements attached as exhibits, schedules or attachments to or are otherwise referred to in agreements listed on Schedule A, but are not directly listed on Schedule A.

     In connection with the preparation of this letter, we have among other things read:

     (a) the Offering Circular, dated November 22, 2005, relating to the offering and sale of the Securities (the "Offering Circular");

     (b)  an executed copy of the Purchase Agreement;

     (c)  an executed copy of the Indenture;

     (d) an executed copy of the Registration Rights Agreement, dated as of November 30, 2005 between the Company and the Initial Purchasers (the Registration Rights Agreement");

     (e)  a specimen certificate of the Securities;

     (f) a copy of the resolutions adopted by the Board of Directors of the Company dated November 22, 2005;

     (g) copies of all certificates and other documents delivered in connection with the sale of the Securities on the date hereof and the consummation of the other transactions contemplated by the Purchase Agreement;

     (h)  copies of the Specified Contracts; and

     (i) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

1. Assuming the due authorization, execution and delivery thereof by the Company and the Initial Purchasers, the Registration Rights Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

2. Assuming the due authorization, execution and delivery thereof by the Company and the Trustee, the Indenture is a valid and binding obligation of the Company, enforceable in accordance with its terms.

3. Assuming that the Company's Board of Directors has adopted by requisite vote the resolutions necessary to authorize the Company's execution, delivery and performance of the Transaction Documents to which the Company is a party, when the Securities are paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. Assuming that the Company's Board of Directors has adopted by requisite vote the resolutions necessary to authorize the Exchange Securities, when the Exchange Securities have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authentication and delivery of the Exchange Securities by the Trustee in accordance with the Indenture), the Exchange Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

5. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Circular under the heading "Description of Notes."

6. The statements in the Offering Circular under the heading "Certain Material United States Federal Income Tax Considerations" to the extent that such information summarizes laws, governmental rules or regulations, fairly summarizes in all material respects, such laws, rules and regulations.

7. No consent, approval, authorization or order of, or filing with, any court or governmental authority is required for the issuance and sale by the Company of the Securities to the Initial Purchasers or the consummation by the Company of the other transactions contemplated by the Transaction Documents, except (i) such as may be required under the securities or blue sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph and (ii) solely with respect to the issuance of the Exchange Securities, such as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "TIA"), as to which we express no opinion in this paragraph.

8. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) do not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of (a) any Applicable Law (as defined below) or (b) the terms and provisions of any Specified Contract (provided that we express no opinion with respect to any financial test or the triggering of a cross-default provision in any Specified Contract as a result of a default caused under any other contract), except for, [(i)] in the case of clause (b) above, any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company, taken as a whole [and (ii) any such conflict, breach, violation or default which has been waived pursuant to the Waiver dated as of November 30, 2005, among Gallarus Media Holdings, Inc. and Citicorp Mezzanine III, LP].

9. Neither the Company nor any of its subsidiaries is, nor will the Company or any of its subsidiaries be, immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Offering Circular under the caption "Use of Proceeds," an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

10. Assuming (i) the accuracy of the representations and warranties of the Company and you set forth in the Purchase Agreement, (ii) the due performance of the Company and you of the covenants and agreements set forth in the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Circular, and (iv) the accuracy of the representations and warranties made to you in accordance with the Purchase Agreement and the Offering Circular by the purchasers to whom you initially resell the Securities, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Circular and the initial resale of the Securities by you in the manner contemplated by the Purchase Agreement and Offering Circular do not require registration under the Securities Act, and prior to the commencement of the Exchange Offer or the filing of a shelf registration statement as contemplated by the Registration Rights Agreement, the Indenture is not required to be qualified under the TIA, it being understood that we do not express any opinion as to any subsequent resale of any Security.

11. We have no knowledge of any legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act but is not so described in the Offering Circular.

12. To our knowledge, after due inquiry, [except as disclosed in the Offering Circular,] there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities with the Exchange Securities registered pursuant to a registration statement.

13. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, as amended, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                                    *********

     The purpose of our professional engagement was not to establish factual matters, and preparation of the Offering Circular involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Offering Circular or that the actions taken in connection with the preparation of the Offering Circular (including the actions described in the next paragraph) were sufficient to cause the Offering Circular to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Circular except to the extent otherwise explicitly indicated in numbered paragraphs 5 and 6 above.

     We can, however, confirm that we have participated in conferences with representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent accountants for the Company during which disclosures in the Offering Circular and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company.

     Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to matters of fact upon the opinions and statements of officers of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that the Offering Circular, at the date it bears or on the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    *********

     Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the parties thereto, had the power, corporate or other, to enter into and perform all obligations thereunder; that each such document was duly authorized by all requisite action, corporate or other, and that such documents were duly executed and delivered by each party thereto; that the Transaction Documents and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party (other than the Company) to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement; that each party to any document is in good standing and duly incorporated or organized under the laws of the state of its incorporation; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     We confirm that we do not have actual knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs and the next paragraph are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP at that time who spent time representing the Company in connection with the transactions contemplated by the Offering Circular after consultation with other lawyers in our firm who spent time representing the Company on other matters. Each opinion (an "enforceability opinion") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation). "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

     Except to the extent otherwise explicitly indicated in numbered paragraphs 7 and 8 above, we have also assumed that the execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject (other than the Specified Contracts), (ii) any law, rule or regulation to which any Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval license, authorization or validation of, or filing, recording or registration with any governmental authority.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, or the federal laws of the United States to the extent specifically referred to herein (the "Applicable Laws"), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

     None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or "blue sky") laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information set forth in (or omitted from) the Offering Circular or (iii) any rules and regulations of the National Association of Securities Dealers, Inc. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase, Agreement.

     This letter speaks as of the time of its delivery on the date it bears.
We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

     You may rely upon this letter only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person (including any person that acquires securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance; provided that the Trustee may rely, subject to all assumptions and qualifications in this letter, on numbered paragraphs 1 through 4 and paragraphs 7, 8 and 10 as if it were an addressee of this letter.

                                        Sincerely,

                                        Kirkland & Ellis LLP

                                   Schedule A
                               Specified Contracts

                                                                      SCHEDULE A

                                    AGREEMENT

1. [Securities Purchase and Holders Agreement, dated January 7, 2005, by and among GMH Holding Company, Citigroup Venture Capital Equity Partners, L.P, CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, the CVC Co-Investors identified therein and the Management Investors identified therein.

2. Joinder to Securities Purchase and Holders Agreement, dated March 31, 2005, between GMH Holding Company and Citicorp Mezzanine III, L.P.

3. Registration Rights Agreement, dated January 7, 2005, by and among GMH Holding Company, Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, the CVC Co-Investors identified therein and the Management Investors identified therein.

4. Warrant Agreement, dated January 7, 2005, between Court Square Capital Limited and GMH Holding Company.

5. Stock Purchase Warrant, dated January 7, 2005, between GMH Holding Company and Court Square Capital Limited.

6. Note and Warrant Assignment Agreement, dated March 31, 2005, between Court Square Capital Limited and Citicorp Mezzanine III, L.P.

7. Note Assignment Agreement, dated March 31, 2005, between Court Square Capital Limited and CVC Capital Funding, Inc.

8. Stock Purchase Warrant, dated January 7, 2005, between GMH Holding Company and Citicorp Mezzanine III, L.P.

9. Securities Exchange Agreement, dated December 23, 2004, by and GMH Holding Company, Inc. and the Management Investors named therein.

10. Senior Subordinated Credit Agreement, dated January 7, 2005, by and among Gallarus Media Holdings, Inc., as Borrower, and Court Square Capital Limited, as Lender and the Guarantors signatory thereto.

11. First Amendment to Senior Subordinated Credit Agreement, dated May 2, 2005, by and among Gallarus Media Holdings, Inc. and Citicorp Mezzanine III, L.P.

12. Employment Agreement by and between GMH Holding Company and Dan McCarthy, dated December 23, 2004.

13. Employment Agreement by and between GMH Holding Company and Gerard Parker, dated December 23, 2004.

14. Securities Purchase Agreement, between GMH Holding Company and Adam Japko, dated August 10, 2005.

15. Joinder to the Securities Purchase and Holders Agreement and Registration Rights Agreement, between GMH Holding Company and Adam Japko, dated August 10, 2005.

16. Advisory Agreement, dated December 12, 2004, between GMH Holding Company, GMH Acquisition Corp. and CVC Management LLC.

17. Senior Subordinated Credit Agreement, dated January 7, 2005, by and among Network Communications, Inc., as Borrower, Court Square Capital Limited, as Lender, and the Guarantors signatory thereto.

18. First Amendment to Senior Subordinated Credit Agreement, dated May 2, 2005, by and among Gallarus Media Holdings, Inc., Network Communications, Inc., the other parties signatory thereto, as Guarantors, and CVC Capital Funding, Inc.

19. Loan Agreement, dated as of June 24, 2004, among Network Communications, Inc., as Borrower, Gallarus Media Holdings, Inc., as Parent, the Financial Institutions whose names appear as Lenders on the signature pages thereof, and Toronto Dominion (Texas), Inc., as Administrative Agent for the Lenders, with TD Securities (USA) Inc., as Lead Arranger and Book Runner and National City Bank, as Syndication Agent

20.  Amended and Restated Loan Agreement, dated February 11, 2005, among

     Network Communications, Inc., as Borrower, Gallarus Media Holdings, Inc., as Parent, General Electric Capital Corporation, National City Bank and Toronto Dominion (Texas), LLC, as Lenders, Toronto Dominion (Texas), LLC, as Administrative Agent for the Lenders, with TD Securities (USA) LLC, as Lead Arranger and Book Runner.

21. Incremental Facility Note, dated May 2, 2005, by Network Communications, Inc., as Borrower, and Toronto Dominion (Texas), LLC, as Lender.

22. Notice of Designation of Unrestricted Subsidiary from Network Communications, Inc. to Toronto Dominion (Texas), LLC, dated March 29, 2005.

23. Subsidiary Security Agreement, between NCID (Vegas), LLC and Toronto Dominion (Texas), LLC, dated March 28, 2005.

24. Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

25. Copyright Security Agreement, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

26. Patent Security Agreement, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

27. Trademark Security Agreement, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

28. Subsidiary Guaranty, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

29.  Subsidiary Loan Certificate of NCID (Vegas), LLC, dated March 29, 2005.

30. Subsidiary Security Agreement, between NCID (Austin), LLC and Toronto Dominion (Texas), LLC, dated March 28, 2005.

31.  Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID

     (Austin), LLC and Toronto Dominion (Texas), LLC.

32. Copyright Security Agreement, dated March 28, 2005, by and among NCID (Austin), LLC and Toronto Dominion (Texas), LLC.

33. Patent Security Agreement, dated March 28, 2005, by and among NCID (Austin), LLC and Toronto Dominion (Texas), LLC.

34. Trademark Security Agreement, dated March 28, 2005, by and among NCID (Austin), LLC and Toronto Dominion (Texas), LLC.

35. Subsidiary Guaranty, dated March 28, 2005, by and among NCID (Austin), LLC and Toronto Dominion (Texas), LLC.

36.  Subsidiary Loan Certificate of NCID (Austin), LLC, dated March 29, 2005.

37. Subsidiary Security Agreement, between NCID (Seattle), LLC and Toronto Dominion (Texas), LLC, dated March 28, 2005.

38. Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

39. Copyright Security Agreement, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

40. Patent Security Agreement, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

41. Trademark Security Agreement, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

42. Subsidiary Guaranty, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

43.  Subsidiary Loan Certificate of NCID (Seattle), LLC, dated March 29, 2005.

44. Subsidiary Security Agreement, between NCID (West Palm), LLC and Toronto Dominion (Texas), LLC, dated March 28, 2005.

45.  Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID (West
     Palm), LLC and Toronto Dominion (Texas), LLC.

46.  Copyright Security Agreement, dated March 28, 2005, by and among NCID (West
     Palm), LLC and Toronto Dominion (Texas), LLC,

47.  Patent Security Agreement, dated March 28, 2005, by and among NCID (West
     Palm), LLC and Toronto Dominion (Texas), LLC.

48.  Trademark Security Agreement, dated March 28, 2005, by and among NCID (West
     Palm), LLC and Toronto Dominion (Texas), LLC.

49. Subsidiary Guaranty, dated March 28, 2005, by and among NCID (West Palm), LLC and Toronto Dominion (Texas), LLC.

50.  Subsidiary Loan Certificate of NCID (West Palm), LLC, dated March 29,
     2005.]

                                   EXHIBIT B-l

                  FORM OF EPSTEIN BECKER & GREEN, P.C. OPINION

                          EPSTEIN BECKER & GREEN, P.C.

                                ATTORNEYS AT LAW
                      945 EAST PACES FERRY ROAD, SUITE 2700
                           ATLANTA, GEORGIA 30326-1380
                                  404.923.9000
                                FAX: 404.923.9099
                                   EBGLAW.COM

WILLIAM RUDOLPH WINDERS, JR., ESQ.
TEL: 404 923.9047
FAX: 404 923.9947
DWINDERS@EBGLAW.COM

                                November 30, 2005

          Credit Suisse First Boston LLC,
          TD Securities (USA) LLC,
          c/o Credit Suisse First Boston LLC
          Eleven Madison Avenue
          New York, NY 10010-3629

          Ladies and Gentlemen:

               We have acted in a limited capacity as special counsel in Georgia to Network Communications, Inc., a Georgia corporation (the "Company"), in connection with the Transaction Documents referred to below. Please be advised that we act as Georgia counsel to the Company only on select matters and do not act as general counsel to the Company or Gallarus Media Holdings, Inc. ("Holdings").

               This letter is being delivered in response to the requirement in
          Section 6(d)(ii) of the Purchase Agreement dated as of November 22, 2005 (the "Purchase Agreement"), between Credit Suisse First Boston LLC ("CSFB"), as representative of the Initial Purchasers (as defined in the Purchase Agreement), and the Company relating to the sale by the Company of $175,000,000 in aggregate principal amount of the Company's Senior Notes due 2013 (the "Securities") to be issued under the Indenture dated as of November 30, 2005 (the "Indenture") between the Company and Wells Fargo Bank, N.A., as trustee (the "Trustee").

               The Purchase Agreement, the Indenture, the Registration Rights Agreement (as defined below) and the Securities are collectively referred to herein as the "Transaction Documents." The Senior Notes due 2013 contemplated by the Registration Rights Agreement to be offered to holders of Securities in exchange for the Securities are referred to herein as the "Exchange Securities".

Credit Suisse First Boston LLC,
TD Securities (USA) LLC,
Credit Suisse First Boston LLC
November 30, 2005
Page 2


     In connection with the preparation of this letter, we have, among other things, read:

     (a) the Offering Circular, dated November 22, 2005, relating to the offering and sale of the Securities (the "Offering Circular");

     (b)  the Purchase Agreement;

     (c)  the Indenture;

     (d) the Registration Rights Agreement dated as of November 30, 2005 between the Company and CSFB, as representative of the Initial Purchasers (the "Registration Rights Agreement");

     (e) a copy of the resolutions adopted by the Board of Directors of the Company dated November 23, 2005;

     (f) a copy of the agreement identified on Schedule A (the "Specified Contract");

     (g) The Articles of Incorporation of National Real Estate Magazine Network, Inc., as filed with the Georgia Secretary of State on July 7, 1980;

     (h) Articles of Amendment dated March 8, 1982 amending the name of National Real Estate Magazine Network, Inc. to Network Publications, Inc.;

     (i)  Amendment to Articles of Incorporation dated April 3, 1992 amending
          Article V of the Articles of Incorporation of Network Publications, Inc.;

     (j) Amendment to Articles of Incorporation dated September 21, 1993 amending Article V of the Articles of Incorporation of Network Publications, Inc.;

     (k) Certificate of Merger of Network Marketing Group, Inc. into Network Publications, Inc. dated December 28, 1993;

     (l) Amendment to Articles of Incorporation dated November 17, 1998 amending the name of Network Publications, Inc. to Network Communications, Inc.;

     (m) Certificate of Merger of Hughes Holdings, Inc. into Network Communications, Inc. dated June 28, 2002;

Credit Suisse First Boston LLC,
TD Securities (USA) LLC,
Credit Suisse First Boston LLC
November 30, 2005
Page 3


     (n) Certificate of Merger of Gallarus Media, Inc. into Network Communications, Inc. dated June 28, 2002;

     (o) Certificate of Merger of Black's Holdings, Inc. into Network Communications, Inc. dated September 26, 2002;

     (p) Certificate of Merger of Black's Guide, Inc. into Network Communications, Inc. dated January 3, 2003;

     (q) Certificate of Merger of NCI Development Corporation into Network Communications, Inc. dated April 1, 2004;

     (r) By-Laws of Company certified as such by the Chief Executive Officer and Secretary of Company, Daniel McCarthy, by Secretary's Certificate dated the date hereof; and

     (s) Company Unanimous Written Consent of Directors in Lieu of Meeting of Board of Directors, dated as of the date hereof.

     Based upon and subject to the foregoing, we express the following opinions.

     1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Georgia;

     2. The Indenture has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized, executed, authenticated, issued and delivered and conform to the description thereof contained in the Offering Circular;

     3. The execution, delivery and performance of the Indenture, the Purchase Agreement and the Registration Rights Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the terms and provisions of the Specified Contract; except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company, taken as a whole or (ii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Purchase Agreement;

     4. The Purchase Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company;

Credit Suisse First Boston LLC,
TD Securities (USA) LLC,
Credit Suisse First Boston LLC
November 30, 2005
Page 4


     5.   The Exchange Securities have been duly authorized by the Company; and

     6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

     The opinions expressed above are subject to the following additional assumptions, limitations, qualifications and exclusions.

     A. In giving the opinions expressed herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authority of each person or persons who executed any document on behalf of another person (other than the Company).

     B. Except as specifically set forth above, we express no opinion in this letter with respect to the validity of any of the Transaction Documents or the schedules thereto and have not been asked to review nor have we seen any of the Transaction Documents or the schedules thereto other than those specifically described in subsections (a) through (s) above. We express no opinion whatsoever with respect to the enforceability by or against any party thereto of any of the Transaction Documents.

     C. Our opinions on every legal issue addressed in this letter above are based exclusively on the internal laws of the State of Georgia.

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

Credit Suisse First Boston LLC,
TD Securities (USA) LLC,
Credit Suisse First Boston LLC
November 30, 2005
Page 5


          You may rely upon this letter only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent:
(i) no person (including any person that acquires securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance; provided that the Trustee may rely, subject to all assumptions and qualifications in this letter as if it were an addressee of this letter.

                                       Very truly yours,

                                       EPSTEIN BECKER & GREEN, P.C.

Credit Suisse First Boston LLC,
TD Securities (USA) LLC,
Credit Suisse First Boston LLC
November 30, 2005
Page 6


                                   SCHEDULE A

                               SPECIFIED CONTRACT

     - Lease Agreement dated June 28, 2002 between Pace Converting, Inc., a Georgia corporation, as Landlord and Network Communications, Inc., a Georgia corporation as Tenant.

                                   EXHIBIT B-2

                           FORM OF SUSAN DEESE OPINION

                             [NCI IN-HOUSE OPINION]

                                November 30, 2005

CREDIT SUISSE FIRST BOSTON LLC,
TD SECURITIES (USA) LLC,
c/o Credit Suisse First Boston LLC
   Eleven Madison Avenue,
   New York, N.Y. 10010-3629

Ladies and Gentlemen:

     I, Susan Deese, have acted as in-house legal counsel to Network Communications, Inc., a Georgia corporation (the "Company"). This letter is being delivered in partial response to the requirement in Section 6(d)(i) of the Purchase Agreement dated as of November 22, 2005 (the "Purchase Agreement"), between Credit Suisse First Boston LLC ("CSFB"), as representative of the Initial Purchasers (as defined in the Purchase Agreement) and the Company relating to the sale by the Company of $175,000,000 in aggregate principal amount of the Company's Senior Notes due 2013 (the "Securities") to be issued under the Indenture dated as of November 30, 2005 (the "Indenture") between the Company and Wells Fargo Bank, N.A., as trustee (the "Trustee").

     The Purchase Agreement, the Indenture, the Registration Rights Agreement dated as of November 30, 2005 between the Company and CSFB, as representative of the Initial Purchasers (the "Registration Rights Agreement"), and the Securities are collectively referred to herein as the "Transaction Documents." The Senior Notes due 2013 contemplated by the Registration Rights Agreement to be offered to holders of Securities in exchange for the Securities are referred to herein as the "Exchange Securities." The offer to exchange the Securities for the Exchange Securities as contemplated by the Registration Rights Agreement is referred to herein as the "Exchange Offer."

1. The Company has the corporate power and authority to own and lease its properties and to conduct its business as described in the Offering Circular, dated November 22, 2005, relating to the offering and sale of the Securities (the "Offering Circular") and to enter into and perform its obligations under the Transaction Documents to which it is a party.

2. Solely based on the review of the certificates of good standing (or similar document) from each of the applicable states and jurisdictions, the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for in the State of Illinois.

3. The execution and delivery by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) do not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of
     (i) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for (x) any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company, taken as a whole and (y) any Specified Contract as set forth on Schedule A or (ii) any Applicable Law (as defined below).

4. There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate a Material Adverse Effect (as defined in the Purchase Agreement), or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Purchase Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to my knowledge, contemplated.

5. Except as described in the Offering Circular, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Exchange Securities.

     My advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Georgia or the federal laws of the United States to the extent specifically referred to herein (the "Applicable Laws"), and represents my opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.

     You may rely upon this letter only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person (including any person that acquires securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance; provided that the Trustee may rely, subject to all assumptions and qualifications in this letter as if it were an addressee of this letter.

                                        Sincerely,

                                        Susan Deese, Esq.

                                   Schedule A

                               Specified Contracts

(i) Securities Purchase and Holders Agreement, dated January 7, 2005, by and among GMH Holding Company, Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, the CVC Co-Investors identified therein and the Management Investors identified therein (as may be supplemented, amended or waived from time to time).

(ii) Joinder to Securities Purchase and Holders Agreement, dated March 31, 2005, between GMH Holding Company and Citicorp Mezzanine HI, L.P. (as may be supplemented, amended or waived from time to time)

(iii) Registration Rights Agreement, dated January 7, 2005, by and among GMH Holding Company, Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, the CVC Co-Investors identified therein and the Management Investors identified therein (as may be supplemented, amended or waived from time to time).

(iv) Warrant Agreement, dated January 7, 2005, between Court Square Capital Limited and GMH Holding Company (as may be supplemented, amended or waived from time to time).

(v) Stock Purchase Warrant, dated January 7, 2005, between GMH Holding Company and Court Square Capital Limited (as may be supplemented, amended or waived from time to time).

(vi) Note and Warrant Assignment Agreement, dated March 31, 2005, between Court Square Capital Limited and Citicorp Mezzanine III, L.P.

     (as may be supplemented, amended or waived from time to time)

(vii) Note Assignment Agreement, dated March 31, 2005, between Court Square Capital Limited and CVC Capital Funding, Inc. (as may be supplemented, amended or waived from time to time)

(viii) Stock Purchase Warrant, dated January 7, 2005, between GMH Holding Company and Citicorp Mezzanine III, L.P. (as may be supplemented, amended or waived from time to time)

(ix) Securities Exchange Agreement, dated December 23, 2004, by and GMH Holding Company, Inc. and the Management Investors named therein (as may be supplemented, amended or waived from time to time).

(x) Senior Subordinated Credit Agreement, dated January 7, 2005, by and among Gallarus Media Holdings, Inc., as Borrower, and Court Square Capital Limited, as Lender and the Guarantors signatory thereto (as may be supplemented, amended or waived from time to time).

(xi) First Amendment to Senior Subordinated Credit Agreement, dated May 2, 2005, by and among Gallarus Media Holdings, Inc. and Citicorp Mezzanine III, L.P. (as may be supplemented, amended or waived from time to time)

(xii) Employment Agreement by and between GMH Holding Company and Dan McCarthy, dated December 23, 2004 (as may be supplemented, amended or waived from time to time).

(xiii) Employment Agreement by and between GMH Holding Company and Gerard Parker, dated December 23, 2004 (as may be supplemented, amended or waived from time to time).

(xiv) Securities Purchase Agreement, between GMH Holding Company and Adam Japko, dated August 10, 2005 (as may be supplemented, amended or waived from time to time).

(xv) Joinder to the Securities Purchase and Holders Agreement and Registration Rights Agreement, between GMH Holding Company and Adam Japko, dated August 10, 2005 (as may be supplemented, amended or waived from time to time).

(xvi) Advisory Agreement, dated December 12, 2004, between GMH Holding Company, GMH Acquisition Corp. and CVC Management LLC (as may be supplemented, amended or waived from time to time).

(xvii) Senior Subordinated Credit Agreement, dated January 7, 2005, by and among Network Communications, Inc., as Borrower, Court Square Capital Limited, as Lender, and the Guarantors signatory thereto (as maybe supplemented, amended or waived from time to time).

(xviii) First Amendment to Senior Subordinated Credit Agreement, dated May 2,
     2005, by and among Gallarus Media Holdings, Inc., Network Communications, Inc., the other parties signatory thereto, as Guarantors, and CVC Capital Funding, Inc. (as may be supplemented, amended or waived from time to time)

(xix) Loan Agreement, dated as of June 24, 2004, among Network Communications, Inc., as Borrower, Gallarus Media Holdings, Inc., as Parent, the Financial Institutions whose names appear as Lenders on the signature pages thereof, and Toronto Dominion (Texas), Inc., as Administrative Agent for the Lenders, with TD Securities (USA) Inc., as Lead Arranger and Book Runner and National City Bank, as Syndication Agent.

(xx) Amended and Restated Loan Agreement, dated February 11, 2005, among Network Communications, Inc., as Borrower, Gallarus Media Holdings, Inc., as Parent, General Electric Capital Corporation,

     National City Bank and Toronto Dominion (Texas), LLC, as Lenders, Toronto Dominion (Texas), LLC, as Administrative Agent for the Lenders, with TD Securities (USA) LLC, as Lead Arranger and Book Runner.

(xxi) Incremental Facility Note, dated May 2, 2005, by Network Communications, Inc., as Borrower, and Toronto Dominion (Texas), LLC, as Lender.

(xxii) Notice of Designation of Unrestricted Subsidiary from Network Communications, Inc. to Toronto Dominion (Texas), LLC, dated March 29, 2005.

(xxiii) Subsidiary Security Agreement, between NCID (Vegas), LLC and Toronto
     Dominion (Texas), LLC, dated March 28, 2005.

(xxiv) Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

(xxv) Copyright Security Agreement, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

(xxvi) Patent Security Agreement, dated March 28, 2005, by and among NCID (Vegas), LLC and Toronto Dominion (Texas), LLC.

(xxvii) Trademark Security Agreement, dated March 28, 2005, by and among NCID
     (Vegas), LLC and Toronto Dominion (Texas), LLC.

(xxviii) Subsidiary Guaranty, dated March 28, 2005, by and among NCID (Vegas),
     LLC and Toronto Dominion (Texas), LLC.

(xxix) Subsidiary Loan Certificate of NCID (Vegas), LLC, dated March 29,

     2005.

(xxx) Subsidiary Security Agreement, between NCID (Austin), LLC and Toronto Dominion (Texas), LLC, dated March 28, 2005.

(xxxi) Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID (Austin), LLC and Toronto Dominion (Texas), LLC.

(xxxii) Copyright Security Agreement, dated March 28, 2005, by and among NCID
     (Austin), LLC and Toronto Dominion (Texas), LLC.

(xxxiii) Patent Security Agreement, dated March 28, 2005, by and among NCID
     (Austin), LLC and Toronto Dominion (Texas), LLC.

(xxxiv) Trademark Security Agreement, dated March 28, 2005, by and among NCID
     (Austin), LLC and Toronto Dominion (Texas), LLC.

(xxxv) Subsidiary Guaranty, dated March 28, 2005, by and among NCID (Austin), LLC and Toronto Dominion (Texas), LLC.

(xxxvi) Subsidiary Loan Certificate of NCID (Austin), LLC, dated March 29, 2005.

(xxxvii) Subsidiary Security Agreement, between NCID (Seattle), LLC and Toronto
     Dominion (Texas), LLC, dated March 28, 2005.

(xxxviii) Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID
     (Seattle), LLC and Toronto Dominion (Texas), LLC.

(xxxix) Copyright Security Agreement, dated March 28, 2005, by and among NCID
     (Seattle), LLC and Toronto Dominion (Texas), LLC.

(xl) Patent Security Agreement, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

(xli) Trademark Security Agreement, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

(xlii) Subsidiary Guaranty, dated March 28, 2005, by and among NCID (Seattle), LLC and Toronto Dominion (Texas), LLC.

(xliii) Subsidiary Loan Certificate of NCID (Seattle), LLC, dated March 29,
     2005.

(xliv) Subsidiary Security Agreement, between NCID (West Palm), LLC and Toronto Dominion (Texas), LLC, dated March 28, 2005.

(xlv) Subsidiary Pledge Agreement, dated March 28, 2005, by and among NCID (West
     Palm), LLC and Toronto Dominion (Texas), LLC.

(xlvi) Copyright Security Agreement, dated March 28, 2005, by and among NCID (West Palm), LLC and Toronto Dominion (Texas), LLC.

(xlvii) Patent Security Agreement, dated March 28, 2005, by and among NCID (West
     Palm), LLC and Toronto Dominion (Texas), LLC.

(xlviii) Trademark Security Agreement, dated March 28, 2005, by and among NCID
     (West Palm), LLC and Toronto Dominion (Texas), LLC.

(xlix) Subsidiary Guaranty, dated March 28, 2005, by and among NCID (West Palm), LLC and Toronto Dominion (Texas), LLC.

(l)  Subsidiary Loan Certificate of NCID (West Palm), LLC, dated March

     29, 2005.

                                    EXHIBIT C

                          FORM OF OFFICER'S CERTIFICATE

                              OFFICER'S CERTIFICATE
                                       OF
                          NETWORK COMMUNICATIONS, INC.

          Pursuant to Section 6(f)(ii) of the Purchase Agreement dated November 22, 2005 (the Purchase Agreement"), among Network Communications, Inc., a Georgia corporation (the "Company") and Credit Suisse First Boston LLC, as Representative of the Initial Purchasers listed on Schedule A thereto (the "Initial Purchasers"), the undersigned, Gerard Parker, solely in my capacity as Chief Financial Officer of the Company, and former Chief Financial Officer of Hughes Holdings, Inc. (a predecessor of the Company), hereby certifies on behalf of the Company (including the predecessors thereof) that I have reviewed the Offering Circular dated as of November 22, 2005 prepared in connection with the offering (the "Offering") of $175,000,000 aggregate principal amount of the Company's 10 3/4% Senior Notes due 2013 (the "Offering Circular").

          In connection with the Offering Circular, I hereby further certify as follows:

          1. I, or persons under my direct supervision, have:

          (a) compared each item marked in the excerpt from the Offering Circular attached as Annex A-l hereto (the "2001 and 2002 Financial Information") to the corresponding amount or percentage indicated in the consolidated financial statements of the Company and its subsidiaries as of March 25, 2001 and March 31, 2002 and for the fiscal years ended March 25, 2001 and March 31, 2002, in each case audited by Bays & Pellicano (the "2001 and 2002 Financial Statements"), and found the 2001 and 2002 Financial Information to be in agreement with the 2001 and 2002 Financial Statements;

          (b) recomputed the 2001 and 2002 Financial Information based upon amounts or percentages in the 2001 and 2002 Financial Statements, as such calculations (if any) are shown in Annex A-2; and

          (c) calculated the 2001 and 2002 Financial Information by adjusting amounts or percentages in the 2001 and 2002 Financial Statements in accordance with the advice of PricewaterhouseCoopers LLP ("PwC") given in connection with the Offering, as such adjustments (if any) are shown in Annex A-3.

          2. I, or persons under my direct supervision, have:

          (a) compared each item marked in the excerpt from the Offering Circular attached as Annex B-l hereto (the "2003 Financial Information") to the corresponding amount or percentage indicated in the unaudited accounting records of the Company for the period commencing on April 1, 2002 and ending on June 27, 2002 (the "2003 Unaudited Financial Records"), and found the 2003 Financial Information to be in agreement with the 2003 Unaudited Financial Records;

          (b) recomputed the 2003 Financial Information based upon amounts or percentages in the 2003 Unaudited Financial Records, as such calculations (if any) are shown in Annex B-2; and

          (c) calculated the 2003 Financial Information by adjusting amounts or percentages in the 2003 Financial Statements in accordance with the advice of PwC given in connection with the Offering, as such adjustments (if any) are shown in Annex B-3.

          3. I, or persons under my direct supervision, have calculated each item marked in Annex C-1 hereto (the "Annualization Adjustment") by adding certain savings amounts to amounts or percentages in the unaudited accounting records of the Company, as such calculations are shown in Annex C-2.

          4. No facts have come to my attention that have caused me to believe that the 2001 and 2002 Financial Information, the 2003 Financial Information and the Annualization Adjustment (A) was not prepared in accordance with GAAP on a basis substantially consistent with that of the consolidated financial statements of the Company and its subsidiaries audited by PwC and included in the Offering Circular (except for the Annualization Adjustment) or (B) does not fairly present, in all material respects, the financial condition and results of operations of the Company and its subsidiaries as of and for the periods indicated.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: November 30, 2005


                                        By:
                                            ------------------------------------
                                        Name: Gerard Parker
                                        Title: Chief Financial Officer

                                    ANNEX A-1

                      2001 and 2002 Financial Information

                                                                       ANNEX A-1

                                  $175,000,000

                       (NETWORK COMMUNICATIONS, INC. LOGO)

                          10 3/4% Senior NOTES DUE 2013

                                   ----------

     Network Communications, Inc. is offering $175,000,000 of its 10 3/4% Senior Notes due 2013. Interest on the notes will be paid on June 1 and December 1 of each year, commencing on June 1, 2006. The notes will mature on December 1, 2013.

     We may redeem some or all of the notes at any time on or after December 1, 2009 at the redemption prices set forth in this offering circular. Prior to December 1, 2008, we may redeem up to 35% of the aggregate principal amount of the notes using the net proceeds of certain equity offerings. Prior to December 1, 2009, the notes are redeemable at our option at 100% of the principal amount plus a make-whole premium. There is no sinking fund for the notes.

     The notes will be our unsecured senior obligations and will rank equally in right of payment with all our existing and future senior indebtedness, including our indebtedness under our new senior secured credit facilities. The notes will be guaranteed on an unsecured senior basis by each of our subsequently acquired or organized domestic restricted subsidiaries.

     We have agreed to file an exchange offer registration statement or, under certain circumstances, a shelf registration statement, pursuant to a registration rights agreement. In the event that we fail to comply with certain of our obligations under the registration rights agreement, we will pay additional interest on the notes.

     The notes are eligible for trading in The PORTAL(SM) Market ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc.

     INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 14.

                                 PRICE: 98.691%

             plus accrued interest, if any, from November 30, 2005.

     Delivery of the notes in book-entry form will be made on or about November 30, 2005.

     The notes have not been registered under the Securities Act. The notes may not be offered or sold within the United States or to U.S. persons except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

                            Sole Book-Running Manager

                           CREDIT SUISSE FIRST BOSTON

                                   Co-Manager

                                  TD SECURITIES

      The date of this confidential offering circular is November 22, 2005.

                              COMPETITIVE STRENGTHS

     We believe we are distinguished by the following competitive strengths:

     Growing Revenue Base and Profitability. We have experienced strong and recurring revenue growth over the past three years with a compound annual growth rate ("CAGR") of 18.0% from fiscal 2002 to fiscal 2005 on an adjusted basis. The majority of this growth has been organic, as revenue from our existing publications has grown at a CAGR of 12.2% over this time period, with the remainder generated by various strategic acquisitions. During the same period, Adjusted EBITDA has grown at a CAGR of 39.2%, with organic growth at a CAGR of 29.5%. This has resulted in margin expansion, as our Adjusted EBITDA margin has grown from 14.5% in fiscal 2002 to 23.8% in fiscal 2005.

     Highly Predictable and Diversified Revenue. Our revenues are highly diversified across our product offerings, geographic footprint and broad customer base. Over the last five years, we have reduced our reliance on TREB and substantially increased the contribution to our revenue by Apartment Finder, Unique Homes, Mature Living Choices and New Home Finder. In addition, we have successfully introduced new products and brands such as Black's Guide, Kansas City Homes & Gardens, Atlanta Homes & Lifestyles and Colorado Homes & Lifestyles during that time. Our broad geographic coverage is spread across North America in over 630 markets and no single market accounted for more than 10% of our fiscal 2005 revenue. Our business is almost exclusively locally driven, thereby eliminating the risk of customer concentration and economic downturns in any particular market. In our Direct channel, we have approximately 20,000 advertisers that we directly invoice in each publishing period and no single advertiser represented more than 0.4% of our fiscal 2005 revenue. In our ID channel, we have over 25,000 advertisers that our independent distributors invoice in each publishing period and no single independent distributor represented more than 1.5% of our fiscal 2005 revenue. Our publications have proven to be a consistent, highly effective advertising and marketing media for local residential real estate professionals for many years. Approximately 63% of our revenue was generated by advertisers under contract. These contracts have a renewal rate of over 75%. As a result, our 700 market representatives have developed longstanding relationships with our advertisers.

     Established Infrastructure and Significant Economies of Scale. Through organic growth and strategic acquisitions we have established significant economies of scale in our proprietary distribution network and proprietary database of local residential real estate listings, which have become significant competitive strengths that may deter competitors in our markets. We distribute more than ten million real estate magazines each month in over 630 markets through our proprietary network of over 320,000 strategically placed, high-traffic distribution points in North America. We believe that the replication of our distribution network would be cost-prohibitive and would take many years to complete. We also maintain a proprietary database of 1.2 million residential real estate listings and photographs. We believe that, our database would not only be cost-prohibitive and time-consuming to replicate initially, but also that establishing an infrastructure for daily maintenance would be extremely challenging.

     Portfolio of Strong, Established Brands. According to Advertising Age, TREB is the number-one free publication in terms of circulation in North America and has the sixth largest circulation in the world. According to BPA International(R), Apartment Finder is the premier digest-size, full-color local rental community publication in North America. In addition to the over 20-year-old brand strength of both TREB and Apartment Finder, our strategy of saturating our markets with over eight million TREB magazines and 1.4 million Apartment Finder magazines each month has created strong brand recognition.

     Strong Free Cask Flows and Significant Operating Leverage. We generate strong free cash flows and require minimal operating capital investment in order to maintain and significantly increase our revenue and EBITDA. In fiscal 2005? over 68% of our Adjusted EBITDA was available to us as pre-tax free cash flow. The predictability and stability of this cash flow has allowed us to continuously pay down our indebtedness and de-lever significantly over the years. We have exhibited significant operating leverage as demonstrated by our strong growth in EBITDA over the past five years.

     History of Successfully Integrated Acquisitions. Since fiscal 2002, we have made 14 acquisitions of 41 publications. The successful integration of these acquisitions into our business has been driven, in part, by our ability to recognize synergies and reduce duplicative costs. Our Adjusted EBITDA margins have grown from l4.5% in fiscal 2002 to 25.0% for the trailing twelve months ended September 11, 2005.

     Experienced Management Team. We have an experienced management team that has demonstrated their ability to improve our competitive position by successfully executing our business strategy and building a leading market position. Our senior management has an average of 15 years of industry experience.

                                BUSINESS STRATEGY

     Increase advertising volume in each local market through enhanced print and online products and services. We have increased our average number of advertising pages per publication for our TREB, Apartment Finder, New Home Finder and Mature Living Choices brands from 51 in fiscal 2002 to 67 in fiscal 2005. The key driver of growth in our existing business is increasing the number of advertiser pages per book while simultaneously increasing the average revenue per advertiser page by consistently enhancing the value and offerings we deliver to the advertiser. We believe that our products offer a compelling return on investment ("ROI") to our advertisers. We continuously seek to further enhance the ROI to our advertisers through continued investments in our distribution network and by further strengthening the branding of our products. In addition, we are making incremental investments in information technology to better track lead generation and enhance our customer sales and service.

     Expand through targeted product launches in North American markets. We have successfully implemented a strategic framework for product growth that aims to maximize revenue and cash flow generation. We believe that there are significant opportunities to expand into new geographic markets through our ID and Direct channels. Historically, the ID channel has been the primary growth channel for TREB, while our Direct channel is the preferred strategy for new market opportunities which require significant capital investment. During fiscal 2004 to fiscal 2005, we launched publications in 69 new markets through our ID and Direct channels. To date in fiscal 2006, we have already entered into nine new markets through our ID and Direct channels and plan to launch publications in 20 additional new markets during the remainder of fiscal 2006.

     Continue to provide integrated print and online products to capture increased online activity. Our website, LivingChoices.com, complements the strength of our print publications by providing broad distribution of our database of real estate listings to the millions of consumers searching for homes online. With over ten million unique visitors viewing 500 million listings annually, LivingChoices.com is one of the most popular online destinations for consumers searching for homes and apartments. In addition, we distribute our content on an exclusive basis to a broad range of websites, including RealEstate.com, BobVila.com and Lycos.com. We aim to continuously expand and develop our web presence to further enhance the strength of our brands and to further improve the ROI for our advertiser base.

     Continue to selectively pursue strategic acquisitions. Our disciplined acquisition strategy is predominantly focused on sourcing and identifying potential acquisition targets in local markets where we are already present. This strategy allows us to build on our economies of scale. We plan to continue to selectively pursue acquisitions in the future in accordance with this strategy.

                      RECENT ACQUISITIONS AND NEW PRODUCTS

     We completed the following significant acquisitions during the last two years:

ATLANTA HOME IMPROVEMENT ACQUISITION

     In October 2005, We acquired Atlanta Home Improvement magazine and The Green Pages directory from Atlanta Home Improvement, Inc. The magazine and directory provide editorial and advertising

                                 FISCAL 2001    FISCAL 2002            FISCAL 2003           FISCAL 2004
                                -------------  -------------  ----------------------------  -------------
                                              PRE-PREDECESSOR                         PREDECESSOR
                                -------------------------------------------  ----------------------------
                                                               PERIOD FROM    PERIOD FROM
                                 FISCAL YEAR    FISCAL YEAR   APRIL 1, 2002  JUNE 28, 2002   FISCAL YEAR
                                    ENDED          ENDED            TO             TO           ENDED
                                  MARCH 25,      MARCH 31,       JUNE 27,      MARCH 30,      MARCH 28,
                                     2001          2002(1)         2002           2003           2004
                                -------------  -------------  -------------  -------------  -------------
                                (RESTATED)(2)  (RESTATED)(2)  (RESTATED)(2)  (RESTATED)(2)  (RESTATED)(2)
                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue.......................     $81,509        $87,587        $23,262        $78,467        $118,833
   Cost of Sales (exclusive of
      production depreciation
      and software
      amortization expense
      shown separately
      below)..................      55,490         60,021         15,525         50,698          77,750
   Production depreciation and
      software amortization
      (3).....................       1,684          1,869            111          4,940           7,093
                                   -------        -------        -------        -------        --------
      Gross profit............      24,335         25,697          7,626         22,829          33,990
Selling, general &
   administrative expenses....      16,478         15,622          8,026         13,810          18,345
Amortization of intangible
   assets.....................       1,038            665            153          5,241           7,464
                                   -------        -------        -------        -------        --------
      Operating income
         (loss)...............       6,819          9,410           (553)         3,778           8,181
Interest income (expense),
   net........................        (199)           (88)             6         (4,305)         (5,114)
Realized gain (loss)
   derivative.................          --             --             --           (688)           (220)
Misc. other income (expense),
   net........................         279             48             10            (59)            112
(Provision) benefit for income
   taxes......................      (2,584)        (4,162)           207            373          (1,140)
                                   -------        -------        -------        -------        --------
Net income (loss).............     $ 4,315        $ 5,208        $  (330)       $  (901)       $  1,819
                                   =======        =======        =======        =======        ========
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
   charges(4).................        35.7x         107.4x         118.2x           0.7x            1.6x

                                       PRE-PREDECESSOR                 PREDECESSOR
                                ----------------------------  ----------------------------
                                                        FISCAL YEAR
                                ----------------------------------------------------------
                                     2001           2002           2003           2004
                                -------------  -------------  -------------  -------------
                                (RESTATED)(2)  (RESTATED)(2)  (RESTATED)(2)  (RESTATED)(2)
                                                         (DOLLARS IN THOUSANDS)
BALANCE SHEET BATA (AT END
   OF PERIOD):
Cash and cash equivalents ....     $ 4,784        $ 9,612        $  6,705       $  2,534
Total assets .................      29,212         38,507         205,214        213,940
Total debt ...................       5,331          4,197          77,825         85,641
Total stockholder's equity ...      17,396         22,343          68,409         70,333

     We operate a highly efficient manufacturing and shipping network. At our corporate headquarters and production facility in Lawrenceville, GA, a suburb of Atlanta, we operate five Zirkon presses that are optimized to produce our digest-sized four-color publications. In fiscal 2005 we processed more than 364,000 digital images, created more than 375,000 advertising pages and produced more than ten billion printed pages. Through our fleet of nine trucks, we delivered more than 130 million books to over 630 markets across the U.S. and Canada. The benefits of our vertical integration strategy include lower cost of production, higher quality control and faster time to market than our competitors. As of September 16, 2005, we had 973 employees, approximately 530 of which were located at our corporate headquarters.

                              COMPETITIVE STRENGTHS

     We believe we are distinguished by the following competitive strengths:

     Growing Revenue Base and Profitability. We have experienced strong and recurring revenue growth over the past three years with a CAGR of 18.0% from fiscal 2002 to fiscal 2005 on an adjusted basis. The majority of this growth has been organic, as revenue from our existing publications has grown at a CAGR of 12.2% over this time period, with the remainder generated by various strategic acquisitions. During the same period, Adjusted EBITDA has grown at a CAGR of 39.2%, with organic growth at a CAGR of 29.5%. This has resulted in margin expansion, as our Adjusted EBITDA margin has grown from l4.5% in fiscal 2002 to 23.8% in fiscal 2005.

     Highly Predictable and Diversified Revenue. Our revenues are highly diversified across our product offerings, geographic footprint and broad customer base. Over the last five years, we have reduced our reliance on TREB and substantially increased the contribution to our revenue by Apartment Finder, Unique Homes, Mature Living Choices and New Home Finder. In addition, we have successfully Introduced new products and brands such as Black's Guide, Kansas City Homes & Gardens, Atlanta Homes & Lifestyles and Colorado Homes & Lifestyles during that time. Our broad geographic coverage is spread across North America in over 630 markets and no single market accounted for more than 10% of our fiscal 2005 revenue. Our business is almost exclusively locally driven, thereby eliminating the risk of customer concentration and economic downturns in any particular market. In our Direct channel, we have approximately 20,000 advertisers that we directly invoice in each publishing period and no single advertiser represented more than 0.4% of our fiscal 2005 revenue. In our ID channel, we have over 25,000 advertisers that our independent distributors invoice in each publishing period and no single independent distributor represented more than 1.5% of our fiscal 2005 revenue. Our publications have proven to be a consistent, highly effective advertising and marketing media for local residential real estate professionals for many years. Approximately 63% of our revenue was generated by advertisers under contract. These contracts have a renewal rate of over 75%. As a result, our 700 market representatives have developed longstanding relationships with our advertisers.

     Established Infrastructure and Significant Economies of Scale. Through organic growth and strategic acquisitions we have established significant economies of scale in our proprietary distribution network and proprietary database of local residential real estate listings, which have become significant competitive strengths that may deter competitors in our markets. We distribute more than ten million real estate magazines each month in over 630 markets through our proprietary network of over 320,000 strategically placed, high-traffic distribution points in North America. We believe that the replication of our distribution network would be cost-prohibitive and would take many years to complete. We also maintain a proprietary database of 1.2 million residential real estate listings and photographs. We believe that our database would not only be cost-prohibitive and time-consuming to replicate initially, but also that establishing an infrastructure for daily maintenance would be extremely challenging.

     Portfolio of Strong, Established Brands. According to Advertising Age, TREB is the number-one free publication in terms of circulation in North America and has the sixth largest circulation in the world. According to BPA International
(R), Apartment Finder is the premier digest-size, full-color local rental community publication in North America. In addition to the over 20-year-old brand strength of both

TREB and Apartment Finder, our strategy of saturating our markets with over eight million TREB magazines and 1.4 million Apartment Finder magazines each month has created strong brand recognition.

     Strong Free Cash Flows and Significant Operating Leverage. We generate strong free cash flows and require minimal operating capital investment in order to maintain and significantly increase our revenue and EBITDA. In fiscal 2005, over 68% of our Adjusted EBITDA was available to us as pre-tax free cash flow. The predictability and stability of this cash flow has allowed us to continuously pay down our indebtedness and de-lever significantly over the years. We have exhibited significant operating leverage as demonstrated by our strong growth in EBITDA over the past five years.

     History of Successfully Integrated Acquisitions. Since fiscal 2002, we have made 14 acquisitions of 41 publications. The successful integration of these acquisitions into our business has been driven, in part, by our ability to recognize synergies and reduce duplicative costs. Our Adjusted EBITDA margins have grown from l4.5% in fiscal 2002 to 25.0% for the trailing twelve months ended September 11, 2005.

     Experienced Management Team. We have an experienced management team that has demonstrated their ability to improve our competitive position by successfully executing our business strategy and building a leading market position. Our senior management has an average of 15 years of industry experience.

                                BUSINESS STRATEGY

     Increase advertising volume in each local market through enhanced print and online products and services. We have increased our average number of advertising pages per publication for our TREB, Apartment Finder, New Home Finder and Mature Living Choices brands from 51 in fiscal 2002 to 67 in fiscal 2005. The key driver of growth in our existing business is increasing the number of advertiser pages per book while simultaneously increasing the average revenue per advertiser page by consistently enhancing the value and offerings we deliver to the advertiser. We believe that our products offer a compelling ROI to our advertisers. We continuously seek to further enhance the ROI to our advertisers through continued investments in our distribution network and by further strengthening the branding of our products. In addition, we are making incremental investments in information technology to better track lead generation and enhance our customer sales and service.

     Expand through targeted product launches in North American markets. We have successfully implemented a strategic framework for product growth that aims to maximize revenue and cash flow generation. We believe that there are significant opportunities to expand into new geographic markets through our ID and Direct channels. Historically, the ID channel has been the primary growth channel for TREB, while our Direct channel is the preferred strategy for new market opportunities which require significant capital investment. During fiscal 2004 to fiscal 2005, we launched publications in 69 new markets through our ID and Direct channels. To date in fiscal 2006, we have already entered into nine new markets through our ID and Direct channels and plan to launch publications in 20 additional new markets during the remainder of fiscal 2006.

     Continue to provide integrated print and online products to capture increased online activity. Our website, LivingChoices.com, complements the strength of our print publications by providing broad distribution of our database of real estate listings to the millions of consumers searching for homes online. With over ten million unique visitors viewing 500 million listings annually, LivingChoices.com is one of the most popular online destinations for consumers searching for homes and apartments. In addition, we distribute our content on an exclusive basis to a broad range of websites, including RealEstate.com, BobVila.com and Lycos.com. We aim to continuously expand and develop our web presence to further enhance the strength of our brands and to further improve the ROI for our advertiser base.

     Continue to selectively pursue strategic acquisitions. Our disciplined acquisition strategy is predominantly focused on sourcing and identifying potential acquisition targets in local markets where we are already present. This strategy allows us to build on our economies of scale. We plan to continue to selectively pursue acquisitions in the future in accordance with this strategy.

                                    ANNEX A-2

                       2001 and 2002 Financial Information
                                  Computations

    [Schedule of any 2001 and 2002 Financial Information computations to be provided by K&E/NCI or K&E/NCI to confirm that there were no 2001 and 2002
                      Financial Information computations]

                                    ANNEX A-3

                       2001 and 2002 Financial Information
                                   Adjustments

        [Schedule of any 2001 and 2002 Financial Information Adjustments
                           to be Provided by K&E/NCI]

                                    ANNEX B-l

                           2003 Financial Information

                                                                       ANNEX B-1

                                  $175,000,000

                       (NETWORK COMMUNICATIONS, INC. LOGO)

                          10 3/4% Senior Notes due 2013

                                   ----------

     Network Communications, Inc. is offering $175,000,000 of its 10 3/4% Senior Notes due 2013. Interest on the notes will be paid on June 1 and December 1 of each year, commencing on June 1, 2006. The notes will mature on December 1, 2013.

     We may redeem some or all of the notes at any time on or after December 1, 2009 at the redemption prices set forth in this offering circular. Prior to December 1, 2008, we may redeem up to 35% of the aggregate principal amount of the notes using the net proceeds of certain equity offerings. Prior to December 1, 2009, the notes are redeemable at our option at 100% of the principal amount plus a make-whole premium. There is no sinking fund for the notes.

     The notes will be our unsecured senior obligations and will rank equally in right of payment with all our existing and future senior indebtedness, including our indebtedness under our new senior secured credit facilities. The notes will be guaranteed on an unsecured senior basis by each of our subsequently acquired or organized domestic restricted subsidiaries.

     We have agreed to file an exchange offer registration statement or, under certain circumstances, a shelf registration statement, pursuant to a registration rights agreement. In the event that we fail to comply with certain of our obligations under the registration rights agreement, we will pay additional interest on the notes.

     The notes are eligible for trading in The PORTAL(SM) Market ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc.

 INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 14.

                                 PRICE: 98.691%

             plus accrued interest, if any, from November 30, 2005.

     Delivery of the notes in book-entry form will be made on or about November 30, 2005.

     The notes have not been registered under the Securities Act. The notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

                           Sole Book-Running Manager

                           CREDIT SUISSE FIRST BOSTON

                                   Co-Manager

                                 TD SECURITIES

     The date of this confidential offering circular is November 22, 2005.

                                                   FISCAL 2001     FISCAL 2002             FISCAL 2003             FISCAL 2004
                                                  -------------   -------------   -----------------------------   -------------
                                                                                                           PREDECESSOR
                                                                 PRE-PREDECESSOR                  -----------------------------
                                                  ---------------------------------------------    PERIOD FROM
                                                   FISCAL YEAR     FISCAL YEAR     PERIOD FROM    JUNE 28, 2002    FISCAL YEAR
                                                      ENDED           ENDED       APRIL 1, 2002         TO            ENDED
                                                    MARCH, 25       MARCH 31,           TO          MARCH 30,       MARCH 28,
                                                       2001          2002(1)      JUNE 27, 2002        2003            2004
                                                  -------------   -------------   -------------   -------------   -------------
                                                  (RESTATED)(2)   (RESTATED)(2)   (RESTATED)(2)   (RESTATED)(2)   (RESTATED)(2)
                                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue........................................      $81,509         $87,587         $23,262         $78,467         $118,833
   Cost of Sales (exclusive of production
      depreciation and software amortization
      expense shown separately below)..........       55,490          60,021          15,525          50,698           77,750
   Production depreciation and software
      amortization(3)..........................        1,684           1,869             111           4,940            7,093
                                                     -------         -------         -------         -------         --------
      Gross profit.............................       24,335          25,697           7,626          22,829           33,990
Selling, general & administrative expenses.....       16,478          15,622           8,026          13,810           18,345
Amortization of intangible assets..............        1,038             665             153           5,241            7,464
                                                     -------         -------         -------         -------         --------
   Operating income (loss).....................        6,819           9,410            (553)          3,778            8,181
Interest income (expense), net.................         (199)            (88)              6          (4,305)          (5,114)
Realized gain (loss) derivative................           --              --              --            (668)            (220)
Misc. other income (expense), net..............          279              48              10             (59)             112
(Provision) benefit for income taxes...........       (2,584)         (4,162)            207             373           (1,140)
                                                     -------         -------         -------         -------         --------
Net income (loss)..............................      $ 4,315         $ 5,208         $  (330)        $  (901)        $  1,819
                                                     =======         =======         =======         =======         ========
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges(4)..........         35.7x          107.4x          118.2x            0.7x             1.6x

                                                                         PRE-PREDECESSOR                   PREDECESSOR
                                                                  -----------------------------   -----------------------------
                                                                                           FISCAL YEAR
                                                                  -------------------------------------------------------------
                                                                       2001            2002            2003            2004
                                                                  -------------   -------------   -------------   -------------
                                                                  (RESTATED)(2)   (RESTATED)(2)   (RESTATED)(2)   (RESTATED)(2)
                                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents......................................      $ 4,784         $ 9,612         $  6,705        $  2,534
Total assets...................................................       29,212          38,507          205,214         213,940
Total debt.....................................................        5,331           4,197           77,825          85,641
Total stockholder's equity.....................................       17,396          22,343           68,409          70,333

                                    ANNEX B-2

                           2003 Financial Information
                                  Computations

   [Schedule of any 2003 Financial Information computations to be provided by K&E/NCI or K&E/NCI to confirm that there were no 2003 Financial Information computations]

                                    ANNEX B-3

                           2003 Financial Information
                                   Adjustments

             [Schedule of any 2003 Financial Information adjustments
                           to be provided by K&E/NCI]

                                    ANNEX C-1

                            Annualization Adjustment

                                                                       ANNEX C-1

                                  $175,000,000

                        (NETWORK COMMUNICATIONS, INC LOGO)

                          10 3/4% Senior Notes due 2013

                                   ----------

     Network Communications, Inc. is offering $175,000,000 of its 10 3/4% Senior Notes due 2013. Interest on the notes will be paid on June 1 and December 1 of each year, commencing on June 1, 2006. The notes will mature on December 1, 2013.

     We may redeem some or all of the notes at any time on or after December 1, 2009 at the redemption prices set forth in this offering circular. Prior to December 1, 2008, we may redeem up to 35% of the aggregate principal amount of the notes using the net proceeds of certain equity offerings, Prior to December 1, 2009, the notes are redeemable at our option at 100% of the principal amount plus a make-whole premium. There is no sinking fund for the notes.

     The notes will be our unsecured senior obligations and will rank equally in right of payment with all our existing and future senior indebtedness, including our indebtedness under our new senior secured credit facilities. The notes will be guaranteed on an unsecured senior basis by each of our subsequently acquired or organized domestic restricted subsidiaries.

     We have agreed to file an exchange offer registration statement or, under certain circumstances, a shelf registration statements pursuant to a registration rights agreement. In the event that we fail to comply with certain of our obligations under the registration rights agreement, we will pay additional interest on the notes.

     The notes are eligible for trading In The PORTAL(SM) Market ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc.

    INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON
                                    PAGE 14.

                                 PRICE: 98.691 %

             plus accrued interest, if any, from November 30, 2005.

     Delivery of the notes in book-entry form will be made on or about November 30, 2005,

     The notes have not been registered under the Securities Act. The notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

                            Sole Book-Running Manager

                           CREDIT SUISSE FIRST BOSTON

                                   Co-Manager

                                  TD SECURITIES

      The date of this confidential offering circular is November 22, 2005.

     Because of these limitations, EBITDA should not be considered as a measure of discretionary available to us to invest in the growth of our business. These limitations are compensated for by relying primarily on GAAP results and using EBITDA only supplementally. See the consolidated financial statements and related footnotes located elsewhere in this offering circular.

The following table sets forth a reconciliation of EBITDA to net earnings
(loss):

                                    FISCAL
                                    2003(1)
                                  (40 WEEKS)      FISCAL 2004
                                --------------  --------------                         INTERIM PERIODS         PRO FORMA(3)
                                          PREDECESSOR                           ----------------------------  -------------
                                ------------------------------  FISCAL 2005(2)   PREDECESSOR     SUCCESSOR      SUCCESSOR
                                  PERIOD FROM                   --------------   SIX PERIODS    SIX PERIODS   TWELVE MONTHS
                                 JUNE 28, 2002   FISCAL YEAR      FISCAL YEAR       ENDED         ENDED           ENDED
                                      TO             ENDED           ENDED      SEPTEMBER 12,  SEPTEMBER 11,  SEPTEMBER 11,
                                MARCH 30, 2003  MARCH 28, 2004  MARCH 27, 2005       2004           2005           2005
                                --------------  --------------  --------------  -------------  -------------  -------------
                                 (RESTATED)(4)   (RESTATED)(4)   (RESTATED)(4)
                                                                   (DOLLARS IN THOUSANDS)
Net income (loss) ............      $  (901)        $ 1,819         $ 1,214        $ 2,293        $  (858)       $(10,702)
Interest expense, net ........        4,305           5,114          11,963          3,954          8,894          26,419
Provision (benefit) for
   income taxes ..............         (373)          1,140           1,248          1,574           (856)         (6,763)
Depreciation(5) ..............        6,676           9,585           7,138          3,181          5,705          12,362
Amortization of intangible
   assets ....................        5,241           7,464           9,407          3,640          6,726          14,573
(Gain) loss on derivative or
   sale of assets ............          688             220            (418)          (418)            (3)             (3)
                                    -------         -------         -------        -------        -------        --------
EBITDA .......................      $15,636         $25,342         $30,552        $14,224        $19,563        $ 35,886
                                    =======         =======         =======        =======        =======        ========

----------
(7) Adjusted EBITDA is EBITDA, as defined, adjusted to exclude items that are not considered by management to be indicative of our underlying financial results. We believe that the inclusion of supplementary adjusted to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain significant items. Such supplementary adjustments to EBITDA many not be in accordance with the rules adopted by the SEC that apply to registration statements filed under the Securities Act and periodic reports filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Accordingly, we may not present Adjusted EBITDA in filings made with the SEC. You are therefore cautioned not to place undue reliance on adjusted EBITDA and financial ratios based on adjusted EBITDA.

The following table sets forth a reconciliation of Adjusted EBITDA to EBITDA:

                                    FISCAL
                                    2003(1)
                                  (40 WEEKS)      FISCAL 2004
                                --------------  --------------                         INTERIM PERIODS
                                          PREDECESSOR                           ----------------------------   PRO FORMA(3)
                                ------------------------------                   PREDECESSOR     SUCCESSOR      SUCCESSOR
                                  PERIOD FROM                   FISCAL 2005(2)   SIX PERIODS    SIX PERIODS   TWELVE MONTHS
                                 JUNE 28, 2002   FISCAL YEAR      FISCAL YEAR       ENDED         ENDED           ENDED
                                      TO             ENDED           ENDED      SEPTEMBER 12,  SEPTEMBER 11,  SEPTEMBER 11,
                                MARCH 30, 2003  MARCH 28, 2004  MARCH 27, 2005       2004           2005           2005
                                --------------  --------------  --------------  -------------  -------------  -------------
                                 (RESTATED)(4)   (RESTATED)(4)   (RESTATED)(4)
                                                                   (DOLLARS IN THOUSANDS)
EBITDA .......................      $15,636         $25,342         $30,552        $14,224        $19,563        $35,886
Adjustment to annualize
   results of
   acquisition(9) ............           --           2,463           1,871            993          1,428          3,900
Losses from unrestricted
   subsidiaries(10) ..........          239             990           1,731            843          1,612          2,500
                                    -------         -------         -------        -------        -------        -------
Adjusted EBITDA ..............      $15,875         $28,795         $34,154        $16,060        $22,603        $42,286
                                    =======         =======         =======        =======        =======        =======

----------
(8) Adjusted revenue is revenue, as defined, adjusted to exclude items that are not considered by management to be indicative of our underlying financial results. We believe that the inclusion of supplementary adjustments to revenue is appropriate to provide additional information to investors about certain significant items. Such supplementary adjustments to revenue may not be in accordance with the rules adopted by the SEC that apply to registration statements filed under the Securities Act and periodic reports filed under the Exchange Act. Accordingly, we may not present Adjusted revenue in filings made with the SEC. You are therefore cautioned not to place undue reliance on adjusted revenue and financial ratios based on Adjusted revenue.

     The following table sets forth a reconciliation of Adjusted revenue to revenue:

                              FISCAL
                             2003(1)
                            (40 WEEKS)  FISCAL 2004
                           -----------  -----------                      INTERIM PERIODS
                                  PREDECESSOR           FISCAL    ----------------------------   PRO FORMA(3)
                           ------------------------    2005(2)     PREDECESSOR     SUCCESSOR      SUCCESSOR
                           PERIOD FROM               -----------  -------------  -------------  -------------
                             JUNE 28,   FISCAL YEAR  FISCAL YEAR   SIX PERIODS    SIX PERIODS   TWELVE MONTHS
                             2002 TO       ENDED        ENDED         ENDED          ENDED          ENDED
                            MARCH 30,     MARCH 28,    MARCH 27,  SEPTEMBER 12,  SEPTEMBER 11,  SEPTEMBER 11,
                               2003        2004          2005         2004            2005           2005
                           -----------  -----------  -----------  -------------  -------------  -------------
                            (RESTATED)   (RESTATED)   (RESTATED)
                               (4)          (4)          (4)
                                                         (DOLLARS IN THOUSANDS)
Reported revenue ........    $78,467     $118,833     $139,390       $64,569        $81,816        $156,637
Adjustment to
   annualize results
   of acquisitions(9) ...         --        4,679        4,660         2,598          3,022          12,368
                             -------     --------     --------       -------        -------        --------
Adjusted revenue ........    $78,467     $123,512     $144,050       $67,167        $84,838        $169,005
                             =======     ========     ========       =======        =======        ========

(9) The adjustments annualize the financial results of acquisitions consummated during the applicable fiscal period. The adjusted amount reflects acquisitions as if they had occurred on the first day of that fiscal period and been operated by us thereafter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Acquisitions."

(10) Our start-up publications and their associated revenue and operating losses are included in our unrestricted subsidiaries, NCID (Vegas), LLC, NCID (Austin), LLC, NCID (West Palm), LLC, NCID (Seattle), LLC and NCID, LLC. Under our existing senior credit facility, our unrestricted subsidiaries are redesignated as restricted subsidiaries once they have achieved operating profitability for two consecutive quarterly reporting periods.

(11) The pro forma balance sheet data has been prepared assuming the closing of the Refinancing, including payment of related fees and expenses, as if it had occurred on September 11, 2005.

WA area. The second was a TREB territory that included several publications in the Ohio and Northern Kentucky area.

     In fiscal 2005, we repurchased territories back from two of our independent distributors. The first repurchase was of two TREB publications in the Seattle, WA area. The second repurchase was of several Apartment Finder publications in Houston, TX and surrounding markets. We also acquired the assets of an apartment publication and a new home publication in the Raleigh, NC market.

     On January 7, 2005, we were acquired by CVC in a stock transaction.

     In May 2005, we purchased the assets of home and design titles in the Atlanta, Seattle, St. Louis and Colorado markets as well as a title focused on mountain living. In September 2005, we acquired several resale real estate publications servicing Knoxville, TN and the surrounding areas. In October 2005, we made an acquisition of a magazine and a directory focusing on the home design and home improvement sectors in the Atlanta, GA market.

     Certain financial information contained elsewhere in this offering circular has been adjusted to reflect the annualization of the results of the acquisitions discussed above. See "Summary Consolidated Financial Information and Operating Data." The following table reflects adjustments for acquisitions such that our adjusted financials reflect the acquisitions as if they had occurred on the first day of the given fiscal year and been operated by us thereafter. As shown in the footnotes to the table below, we often incur a loss in the first period following an acquisition because we incur expenses in connection with the acquisition and operating the acquired publication throughout the first period, but often do not recognize revenue associated with the acquisition until the end of the first publication cycle following the acquisition.

                                                                                        STUB PERIOD
                                                                                         ADJUSTMENT
                                                                                       (IN THOUSANDS)
                                 DATE OF                                              ---------------
BUSINESS ACQUIRED              ACQUISITION     STUB PERIOD PRIOR TO NCI OWNERSHIP     REVENUE  EBITDA
-----------------             ------------  ----------------------------------------  -------  ------
                                                                                        (UNAUDITED)
FISCAL YEAR 2004
   Quest Publications         23-Jul-03(a)  March 31, 2003 to September 14, 2003      $   174  $  120
   Showcase Publishing        14-Jul-03(b)  March 31, 2003 to August 17, 2003             967     369
   Upstate Publishing          5-Sep-03(c)  March 31, 2003 to September 14, 2003        1,091     689
   ApartmentLiving Guide      22-Sep-03(d)  March 31, 2003 to October 12, 2003            662     366
   Scanlon Company            31-Oct-O3(e)  March 31, 2003 to November 9, 2003            603     133
   English
      Communications           6-Jan-04(f)  March 31, 2003 to January 4, 2004             185      60
   Advanced Media             30-Jan-04(g)  March 31, 2003 to January 4, 2004             997     726
                                                                                      -------  ------
Total Fiscal Year 2004
   Adjustments                                                                        $ 4,679  $2,463
                                                                                      =======  ======
FISCAL YEAR 2005
   TREB Incorporated          31-Aug-04(h)  March 29, 2004 to September 12, 2004      $   531  $  148
   RTJW Limited
      Partnership              5-Nov-04(i)  March 29, 2004 to December 5, 2004            480     148
   Lone Wolf Publishing        l-Mar-05(j)  March 29, 2004 to March 26, 2005            3,649   1,575
                                                                                      -------  ------
Total Fiscal Year 2005
   Adjustments                                                                        $ 4,660  $1,871
                                                                                      =======  ======
TRAILING TWELVE MONTHS
   SEPTEMBER 11, 2005
   RTJW Limited
      Partnership              5-Nov-04(i)  September 13, 2004 to December 5, 2004        160      56
   Lone Wolf Publishing        1-Mar-05(j)  September 13, 2004 to September 11, 2005    2,099   1,043
   Wiesner Publishing          2-May-05(k)  September 13, 2004 to September 11, 2005    6,285   1,872
   Omni Communications         9-Sep-05(l)  September 13, 2004 to September 11, 2005    1,444     381
   Atlanta Home
      Improvement, Inc.       ]4-Oct-05(m)  September 13, 2004 to September 11, 2005    2,380     548
                                                                                      -------  ------
Total Trailing Twelve Months
   Months Adjustments                                                                 $12,368  $3,900
                                                                                      =======  ======

                                                                                      STUB PERIOD
                                                                                      ADJUSTMENT
                                 DATE                                               (IN THOUSANDS)
                                  OF                                               ----------------
BUSINESS ACQUIRED             ACQUISITION   STUB PERIOD PRIOR TO NCI OWNERSHIP      REVENUE  EBITDA
-----------------             -----------   ------------------------------------   -------   ------
                                                                                      (UNAUDITED)
SIX PERIODS ENDED
   SEPTEMBER 12, 2004
   TREB Incorporated          31-Aug-04(h)  March 29, 2004 to September 12, 2004    $  532   $  148
   RTJW Limited
      Partnership              5-Nov-04(i)  March 29, 2004 to September 12, 2004       320       92
   Lone Wolf Publishing        l-Mar-05(j)  March 29, 2004 to September 12, 2004     1,746      753
                                                                                    ------   ------
Total Six Periods
   Ended September 12, 2004
   Adjustments                                                                      $2,598   $  993
                                                                                    ======   ======
SIX PERIODS ENDED
   SEPTEMBER 11, 2005
   Lone Wolf Publishing        1-Mar-05(j)  March 28, 2005 to September 11, 2005    $  197   $  222
   Wiesner Publishing          2-May-05(k)  March 28, 2005 to September 11, 2005       913      741
   Omni Communications         9-Sep-05(l)  March 28, 2005 to September 11, 2005       722      191
   Atlanta Home
      Improvement, Inc.       14-Oct-05(m)  March 28, 2005 to September 11, 2005     1,190      274
                                                                                    ------   ------
Total Six Periods
   Ended September 11, 2005
   Adjustments                                                                      $3,022   $1,428
                                                                                    ======   ======

----------
Footnotes:

(a) The acquisition closed on July 23, 2003. The transaction was structured as an issue cut-off. Our first issue was in period 7 (September 15, 2003 through October 12, 2003) of fiscal 2004. We recorded no revenue and an EBITDA loss of $9,481 prior to period 7 of fiscal 2004. The adjustment for fiscal 2004 reflects results for the first and second quarters of fiscal 2004.

(b) The acquisition closed on July 14, 2003. The transaction was structured as an issue cut-off. Our first issue was in period 6 (August 18, 2003 through September 14, 2003) of fiscal 2004. We recorded no revenue and an EBITDA loss of $64,038 prior to period 6 of fiscal 2004. The adjustment for fiscal 2004 reflects results for the first quarter and periods 4 and 5 of the second quarter of fiscal 2004.

(c) The acquisition closed on September 5, 2003, The transaction was structured as an issue cut-off. We purchased a total of 4 publications. Our first issues were period 6 (ended September 14, 2003), period 7 (September 15, 2003 through October 12, 2003), and, for two of the publications, period 10 (ended January 4, 2004). For the publications for which period 10 was our first issue, we recognized no revenue and an EBITDA loss $139,281 prior to period 10. The adjustment for fiscal 2004 reflects results for the first quarter for all publications, periods 4 and 5 of the second quarter for one of the publications, the full second quarter for three of the publications, and the third quarter for two of the publications.

(d) The acquisition closed on September 22, 2003. The transaction was structured as an issue cutoff. We purchased a total of 2 publications. Our first issues were period 8 (ended November 9, 2003) and period 10 (December 8, 2003 through January 4, 2004). For the publication for which period 10 was our first issue, we recognized no revenue and an EBITDA loss of $76,715 prior to period 10. The adjustment for fiscal 2004 reflects results for the first and second quarter for both publications, period 7 of the third quarter for the one publication, and the full third quarter for the other publication.

(e) The acquisition closed on October 31, 2003. The transaction was structured as an issue cut-off Our first issues were in period 9 (November 10, 2003 through December 7, 2003) of fiscal 2004. We recorded no revenue and an EBITDA loss of $30,704 prior to period 9 of fiscal

     2004. The adjustment for fiscal 2004 reflects results for the first quarter, second quarter, and reporting periods 7 and 8 of the third quarter of fiscal 2004.

(f) The acquisition closed on January 6, 2004. The transaction was structured as an issue cutoff. Our first issue was in period 11 (January 5, 2004 through February 1, 2004) of fiscal 2004. We recorded no revenue and no EBITDA prior to period 11 of fiscal 2004. The adjustment for fiscal 2004 reflects results for the first, second and third quarters, as well as reporting period 10 of the fourth quarter of fiscal 2004.

(g) The acquisition closed on January 30, 2004. The transaction was structured as an issue cut-off. Our first issue was in period 11 (January 5, 2004 through February 1, 2004) of fiscal 2004. We recorded no revenue and no EBITDA prior to period 11 of fiscal 2004. The adjustment for fiscal 2004 reflects results for the first, second and third quarters, as well as reporting period 10 of the fourth quarter of fiscal 2004.

(h) The acquisition closed on August 31, 2004. The transaction was structured as an issue cut-off. Our first issue was in period 7 (September 13, 2004 through October 10, 2004) of fiscal 2005. We recorded no revenue and no EBITDA prior to period 7 of fiscal 2005. The adjustment for fiscal 2005 reflects results for the first and second quarters.

(i) The acquisition closed on November 5, 2004. The transaction was structured as an issue cut-off. Our first issue was in period 10 (December 6, 2004 through January 2, 2005) of fiscal 2005. We recorded no revenue and no EBITDA prior to period 10 of fiscal 2005. The adjustment for fiscal 2005 reflects results for the first, second and third quarters. The adjustment for the trailing twelve months ended September 11, 2005 reflects results for the third and fourth quarters of fiscal 2005.

(j) The acquisition closed on March 1, 2005, which was the beginning date of the last period of fiscal 2005. That transaction was structured as an issue cut-off. Our first issue of the New Homes Ideas publication was in period 1 (March 28, 2005 through April 24, 2005) of fiscal 2006. Our first issue of the Apartment Book publication was in period 2 (April 25, 2005 through May 22, 2005) of fiscal 2006. As a result, we recorded no revenue and an EBITDA loss of $66,187 on our financial statements for fiscal 2005. The adjustment for fiscal 2005 represents a full year of revenue and EBITDA for the acquisition. The adjustment for the trailing twelve months ended September 11, 2005 reflects results for the third and fourth quarters of fiscal 2005 and for the first and second quarters of fiscal 2006.

(k) The acquisition closed on May 2, 2005. Our first period of revenue and EBITDA was period 2 (April 25, 2005 through May 22, 2005) of fiscal 2006. The adjustment for the trailing twelve months ended September 11, 2005 reflects results for the third and fourth quarters of our fiscal 2005 and for the first and second quarters of fiscal 2006.

(l) The acquisition closed on September 9, 2005, which was in the second quarter of our fiscal 2006. We recorded no revenue and no EBITDA for this acquisition in fiscal 2005 or the first quarter of fiscal 2006. The adjustment for the trailing twelve months ended September 11, 2005 reflects results for the third and fourth quarters of our fiscal 2005 and the first and second quarters of our fiscal 2006.

(m) The acquisition closed on October 14, 2005, which was in the third quarter of our fiscal 2006. We recorded no revenue and no EBITDA for this acquisition in fiscal 2005 or the first quarter of fiscal 2006. The adjustment for the trailing twelve months ended September 11, 2005 reflects results for the third and fourth quarters of our fiscal 2005 and the first and second quarters of our fiscal 2006.

                                    ANNEX C-2

                            Annualization Adjustment
                                  Calculations

[Schedule of Annualization Adjustment calculations to be provided by K&E/NCI]